                                                                   EXHIBIT 99.02


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                             ACQUISITION INFORMATION
  (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                                            FOURTH QUARTER, 2000
                                                               ---------------------------------------------
                                                                           % GROWTH SALES REVENUE
                                                               ---------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS              ACQUISITIONS (2)(3)
                                                               ------------              -------------------
Total sales revenue (1)                                              9%                           0%

Segment sales revenue
      Chemicals (1)                                                 16                           (4)
      Polymers                                                       4                            4

Regional sales revenue (1)
      United States and Canada                                       7                           (3)
      Europe, Middle East, and Africa                               18                            3
      Asia Pacific                                                   8                            8
      Latin America                                                  8                            8


                                                                             TWELVE MONTHS, 2000
                                                               ---------------------------------------------
                                                                           % GROWTH SALES REVENUE
                                                               ---------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS              ACQUISITIONS (2)(4)
                                                               ------------              -------------------
Total sales revenue (1)                                             15%                           8%

Segment sales revenue
      Chemicals (1)                                                 19                            2
      Polymers                                                      12                           12

Regional sales revenue (1)
      United States and Canada                                      13                            5
      Europe, Middle East, and Africa                               25                            9
      Asia Pacific                                                  13                           11
      Latin America                                                 18                           17

(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.

(2) Excludes acquisitions so that the time periods being compared contain equivalent data.

(3)  Quarterly comparison excludes Sokolov and McWhorter.

(4)  Year-to-date comparison excludes Lawter, Sokolov and McWhorter.

                                                                   EXHIBIT 99.02


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                       ACQUISITION INFORMATION (CONTINUED)
  (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                                           FOURTH QUARTER, 2000
                                                               ---------------------------------------------
                                                                           % GROWTH SALES VOLUME
                                                               ---------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS              ACQUISITIONS (2)(3)
                                                               ------------              -------------------
Total sales volume (1)                                               5%                          (4)%

Segment sales volume
      Chemicals (1)                                                 11                           (7)
      Polymers                                                      (1)                          (1)

Regional sales volume (1)
      United States and Canada                                       0                           (7)
      Europe, Middle East, and Africa                               33                            8
      Asia Pacific                                                  (5)                          (6)
      Latin America                                                 (4)                          (5)


                                                                            TWELVE MONTHS, 2000
                                                               ---------------------------------------------
                                                                           % GROWTH SALES VOLUME
                                                               ---------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS              ACQUISITIONS (2)(4)
                                                               ------------              -------------------
Total sales volume (1)                                               7%                          (1)%

Segment sales volume
      Chemicals (1)                                                 13                           (2)
      Polymers                                                       1                            1

Regional sales volume (1)
      United States and Canada                                       3                           (2)
      Europe, Middle East, and Africa                               27                            3
      Asia Pacific                                                   5                            4
      Latin America                                                  2                            2

(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.

(2) Excludes acquisitions so that the time periods being compared contain equivalent data.

(3)   Quarterly comparison excludes Sokolov and McWhorter.


(4)   Year-to-date comparison excludes Lawter, Sokolov and McWhorter.


                                      149